UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
SEPTEMBER 22, 2006
Date of Report (Date of earliest event reported)
DIRECTED ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	000-51664	65-0964171

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 VIPER WAY
VISTA, CALIFORNIA
92081
(Address of Principal Executive Offices) (Zip Code)
(760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 to Form 8-K amends our Form 8-K dated September 22, 2006, originally filed with the Securities and Exchange Commission on September 26, 2006. We are filing this amendment to disclose certain other events that occurred in connection with the completion of our previously announced acquisition of all of the outstanding capital stock of Polk Holding Corp., and to correct an inaccuracy in the description of our amended and restated credit agreement.
Item 1.01. Entry into a Material Definitive Agreement.
     On September 22, 2006, we entered into a subscription and shareholders’ agreement with an affiliate of James M. Herd, President of three of our subsidiary companies, Polk Holding Corp., Polk Audio, Inc., and Britannia Investment Corporation. Pursuant to the subscription and shareholders’ agreement, we sold such affiliate 64,517 shares of our common stock for an aggregate of approximately $800,000, or $12.40 per share, and granted such affiliate registration rights relating to such shares. The disclosure provided in Item 3.02 of this Form 8-K with respect to Mr. Herd is hereby incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The sentence in Item 2.03 of our Form 8-K dated September 22, 2006, originally filed with the Securities and Exchange Commission on September 26, 2006, which previously read: “The Term Loan and Revolving Loan will both mature on September 22, 2011,” is hereby amended to read as follows: “The Revolving Loan will mature on September 22, 2012 and the Term Loan will mature on September 22, 2013.”
Item 3.02. Unregistered Sales of Equity Securities.
     On September 22, 2006, in connection with the completion of our previously announced acquisition of all of the outstanding capital stock of Polk Holding Corp., or Polk, we sold an aggregate of 282,259 shares of our common stock to 10 Polk employees for an aggregate purchase price of approximately $3,500,000, or $12.40 per share. The purchase price of $12.40 per share was based on the average closing price of our common stock as reported on the Nasdaq National Market over a designated 10-day period. The purchase and sale of the shares was consummated concurrently with the acquisition of Polk.
     We sold the shares of common stock to the Polk employees in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. Each Polk employee had adequate access to information about our company through their relationship with our company or through information provided to them. We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with the issuance of the shares. In addition, each of the share certificates issued in the sale described above bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of the shares represented to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.
     The subscription and shareholders’ agreements governing the sale of the shares include registration rights pursuant to which the purchasers of the shares are entitled to include all or part of their shares in any of our registration statements under the Securities Act of 1933, as amended, excluding registration statements relating to our employee benefit plans or a corporate reorganization. The managing underwriter of any underwritten offering will have the right to limit the number of securities included in such offering. We will pay all expenses incurred in connection with the registrations described above, except for underwriting discounts and commissions, and we will pay the expenses of one counsel representing the holders of registration rights. If we register our shares of common stock for sale to the public, the purchasers have agreed not to transfer any securities held by them not sold in the offering for a reasonable period of time but in no event longer than 180 days after the effectiveness of the registration statement.
     The foregoing description of the sale of the shares of our common stock and the registration rights granted in connection therewith is qualified in its entirety by reference to the form of subscription and shareholders’ agreement attached hereto as Exhibit 4.3.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     Not applicable.

     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit
Number
4.3	Form of Subscription and Shareholders’ Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTED ELECTRONICS, INC.
Date: September 28, 2006	By:	/s/ John D. Morberg
John D. Morberg
Vice President — Finance, Chief Financial Officer, and Treasurer

EXHIBIT INDEX
4.3	Form of Subscription and Shareholders’ Agreement